                                                                      EXHIBIT 21

                           MGIC INVESTMENT CORPORATION
             DIRECT AND INDIRECT SUBSIDIARIES AND JOINT VENTURES(1)

1.   MGIC Assurance Corporation

2.   MGIC Australia Pty Limited(2)

3.   MGIC Capital Funding B.V.(3)

4.   MGIC Credit Assurance Corporation

5.   MGIC Indemnity Corporation

6.   MGIC Insurance Services Corporation

7.   MGIC International Investment B.V.(3)

8.   MGIC Investor Services Corporation

9.   MGIC Mortgage and Consumer Asset I, LLC(4)

10.  MGIC Mortgage and Consumer Asset II, LLC(4)

11.  MGIC Mortgage Marketing Corporation

12.  MGIC Mortgage Reinsurance Corporation

13.  MGIC Mortgage Securities Corporation

14.  MGIC Reinsurance Corporation

15.  MGIC Reinsurance Corporation of Vermont(5)

16.  MGIC Reinsurance Corporation of Wisconsin

17.  MGIC Residential Reinsurance Corporation

18.  MGIC Structured Transactions Group LLC

19.  MGICA Pty Limited(2)

20.  Mortgage Guaranty Insurance Corporation

21.  eMagic.com LLC

22.  Myers Internet, Inc.(4)

23.  Credit-Based Asset Servicing and Securitization LLC(6)

24.  Sherman Financial Group LLC(6)

The names of certain entities that would not in the aggregate be a significant subsidiary are omitted.

----------
(1) Except as otherwise noted in a footnote, all companies listed are 100% directly or indirectly owned by the registrant and all are incorporated in Wisconsin.

(2)  Organized under Australian law.

(3)  Organized under Dutch law.

(4)  Organized under Delaware law.

(5)  Organized under Vermont law.

(6)  Less than 50% owned and organized under Delaware law.